EXHIBIT 23.1



                       INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of U.S. Restaurant Properties Master L.P. on Form S-4 of our report dated February 17, 1996, appearing in and incorporated by reference in this Registration Statement, related to U.S. Restaurant Properties Master L.P. and to the use in this Registration Statement of our report dated February 5, 1997 related to U.S. Restaurant Properties, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


DELOITTE & TOUCHE LLP


Dallas, Texas
February 5, 1997